Exhibit 99.1

Arno Therapeutics Completes $12.7 Million Financing

Press Release: Arno Therapeutics, Inc. – November 27, 2012

Flemington, N.J.—(BUSINESS WIRE)—

Arno Therapeutics, Inc. (ARNI.OB) today announced the closing of a private placement of $12.7 million of convertible debentures (the “Debentures”), which are convertible into shares of common stock at an initial conversion price of $0.30 per share. In connection with the issuance of the Debentures, the Company also issued two series of common stock purchase warrants having terms of five years and 18 months, respectively. The 5-year warrants represent in the aggregate the right to purchase 42.35 million shares of at an exercise price of $0.50 per share, and the 18-month warrants represent the right to purchase 42.35 shares at an exercise price of $0.30 per share.

The Debentures bear interest at 8% per year and mature on November 26, 2015. The Company may elect to make interest payments in cash, or under certain circumstances, shares of its common stock. The Company may also force conversion of the Debentures under certain circumstances.

The Company intends to use the net proceeds of this financing primarily to fund research and development activities for its onapristone and AR-42 oncology therapeutic programs. Investors in the private placement included institutional investors and accredited investors, as well as members of the Company’s management and Board of Directors or their affiliates.

The securities offered in the private placement will not be or have not been registered under the Securities Act of 1933, as amended or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the Securities Exchange Commission covering the resale of the shares of common stock issuable upon conversion of the Debentures and exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction

About Arno Therapeutics

Arno Therapeutics is a clinical-stage biopharmaceutical company developing innovative products for the treatment of cancer. Arno has exclusive worldwide rights to develop and market three innovative clinical-stage anti-cancer product candidates with unique mechanisms of action. These compounds are in preclinical or clinical testing as potential best- or first-in-class products to treat hematologic malignancies and solid tumors. For more information about the company, please visit www.arnothera.com.

Forward-Looking Statements: This press release contains forward-looking statements that involve substantial risks and uncertainties. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," and similar words or phrases. These forward-looking statements include, without limitation, statements regarding the timing, progress and anticipated results of the clinical development of onapristone, and Arno’s strategy, future operations, outlook, milestones, future financial position, future financial results, plans and objectives. We may not actually achieve these plans, intentions or expectations and Arno cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make. Such factors include, among others, risks that the results of clinical trials will not support our claims or beliefs concerning the effectiveness of onapristone or any of our other product candidates, our ability to finance the development of our product candidates, regulatory risks, and our reliance on third party researchers and other collaborators. Additional risks are described in the company's Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. Arno is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

Contact:

Arno Therapeutics, Inc.

Glenn Mattes, 862-703-7176

gm@arnothera.com